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                                                                    Exhibit 99


[ZOLTEK LOGO]
FOR IMMEDIATE RELEASE
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                    ZOLTEK COMMENTS ON FAVORABLE RULING IN
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                        CARBON FIBERS PATENT LITIGATION
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         ST. LOUIS, MISSOURI -- JANUARY 29, 2009 -- Zoltek Companies, Inc.
(Nasdaq: ZOLT) today reported on developments in long-running patent litigation filed in the U. S. Court of Federal Claims by its Zoltek Corporation subsidiary against the U.S. Government. The Court recently granted Zoltek's motion for leave to amend its complaint to assert certain claims against U.S. Government contractor, Lockheed Martin Corporation, with respect to the F-22 Fighter Plane, and to transfer that portion of the lawsuit to the Federal District Court in Atlanta. The transfer results from an earlier ruling of the U.S. Court of Appeals holding that the government was not liable to Zoltek for patent infringement relating the F-22. Consequently, Zoltek will amend its complaint and continue to prosecute patent claims against Lockheed in Federal District Court in Atlanta. The Claims Court's order to transfer the F-22 Fighter portion of the case is the first time that a court has permitted a patent holder to sue a U.S. Government contractor for patent infringement for work performed at the direction of the U.S. Government.

         In the litigation, which has been pending for almost 13 years, Zoltek alleges the U. S. Government infringed Zoltek's patent rights by incorporating carbon fibers manufactured by a process covered by Zoltek's patent into certain stealth aircraft, specifically including the B-2 Bomber and the F-22. In earlier rulings, the government prevailed on its defense that, under applicable patent law, it was not liable for patent infringement by virtue of the fact that certain manufacturing steps were performed outside the United States.

         In its opinion, the Court of Federal Claims stated, "Contrary to the government's assertion that no court has jurisdiction over Zoltek's claim, this Court is of the opinion that Zoltek is entitled, as should be all plaintiffs, to have its day in court."

         Zsolt Rumy, Zoltek's Chairman and CEO, commented, "We are pleased that the Court of Federal Claims ruled in our favor and cleared the way for continued prosecution of this lawsuit to vindicate our patent rights. Despite several setbacks that have caused this litigation to drag on for many years, we are as committed as ever to obtaining fair compensation for our proprietary carbon fiber technology utilized in these aircraft. Nonetheless, it appears that any recovery must await further proceedings and this case will not provide us any short-term financial benefit."




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Zoltek Comments On Favorable Ruling In Carbon Fibers Patent Litigation
Page 2
January 29, 2009

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                       FOR FURTHER INFORMATION CONTACT:
                                ZSOLT RUMY, CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

         This press release contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; (3) our current and expected future revenue; and (4) our ability to complete financing arrangements that are adequate to fund current operations and our long-term strategy.

         This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (2) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (3) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (4) maintain profitable operations; (5) increase our borrowing at acceptable costs; (6) manage changes in customers' forecasted requirements for our products; (7) continue investing in application and market development in a range of industries; (8) manufacture low-cost carbon fibers and profitably market them despite increases in raw material and energy costs; (9) successfully operate our Mexican facility to produce acrylic fiber precursor and add carbon fiber production lines; (10) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions persist; (12) successfully prosecute patent litigation; and (13) manage the risks identified under "Risk Factors" below and in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.